UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

GOLDEN GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54528	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2537 S. Gessner Rd., Suite 122, Houston , TX	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(832) 252 7720

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

. Item 8.01 Other Event.

On November 25 2013, Golden Global Corporation entered into a letter of intent with the Sunro Copper Group, to purchase the Sunro Copper Mine located on Vancouver Island B.C. Canada from Sunro Copper Group of 1165 Burdett Avenue, Victoria, B.C. V8V 3H3. The agreed purchase price is Canadian $2,000,000 in cash plus 3,000,000 shares of the company’s common shares. The letter of intent allows the company 90 days to undertake due diligence on all aspects of the property and to make reasonable efforts to secure the necessary financing for the purchase before making a decision to enter into a definitive purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

	By:	/s/ Robert Leyne Lee
Robert Leyne Lee
President and Director
Date: November 26, 2013

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